Exhibit 15



Deposit Guaranty Corp.
Jackson, Mississippi

Gentlemen:

RE:  September 30, 1997 Quarterly Report on Form 10-Q

With respect to the subject Quarterly Report, we acknowledge our awareness of the use therein of our report dated October 21,1997 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act, such report is not considered a part of a Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                                       Very truly yours,


                                        /s/KPMG PEAT MARWICK LLP
                                        ---------------------------
                                          KPMG PEAT MARWICK LLP

Jackson, Mississippi
November 14, 1997